UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2007

CORTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

15241 Barranca Parkway Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (949) 727-3157

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 1, 2007, Cortex Pharmaceuticals, Inc. (“Cortex”) entered into an Amendment (the “Amendment”) to Exclusive License Agreement between Cortex and the Regents of the University of California (the “License Agreement”) in order to extend the deadline in Section 7.4(c) of the License Agreement relating to the filing of a New Drug Application in the United States, or its equivalent in a foreign country, from October 11, 2007 to October 10, 2012.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.102 and is incorporated herein by reference. The Amendment is not intended as a document for investors and the public to obtain factual information about the current state of affairs of Cortex. Rather, investors and the public should look to other disclosures contained in Cortex’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.102	Amendment to Exclusive License Agreement between Cortex Pharmaceuticals, Inc. and the Regents of The University of California, dated as of June 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTEX PHARMACEUTICALS, INC.

Date: June 7, 2007	By:	/s/ Roger G. Stoll, Ph.D.
Roger G. Stoll, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.102	Amendment to Exclusive License Agreement between Cortex Pharmaceuticals, Inc. and The Regents of the University of California, dated as of June 1, 2007.